Exhibit 14.1



                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Equity Funds of our report for Federated Capital Appreciation Fund dated December 8, 2000 in the Prospectus/Proxy Statement which constitutes part of this Registration Statement.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
September 18, 2001